Exhibit 10.4

FORM OF EMPLOYEE AND DIRECTOR

INCENTIVE RESTRICTED SHARE PLAN

OF

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SECTION 1.          PURPOSES OF THE PLAN AND DEFINITIONS

1.1           Purposes. The purposes of the Employee and Director Incentive Restricted Share Plan (this “Plan”) of American Realty Capital Hospitality Trust, Inc. (the “Company”) are to:

(1)         provide incentives to selected Persons chosen to receive share-based awards because of their ability to improve operations and increase profits of the Company;

(2)         encourage the Advisor and other selected Persons to accept positions with or continue to provide services to the Company, the Advisor and Affiliates of the Company, as applicable; and

(3)         increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Company’s Shares.

To accomplish these purposes, this Plan provides a means whereby the Advisor and Affiliates of the Company, employees and officers of the Company, the Advisor and Affiliates of the Company, Directors, and other enumerated Persons may receive Awards.

1.2           Definitions. For purposes of this Plan, the following terms have the following meanings:

“Advisor” means the Person or Persons, if any, appointed, employed or contracted with by the Company to be responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all such functions. The initial Advisor is American Realty Capital Hospitality Advisors, LLC.

“Advisory Agreement” shall mean that agreement dated , 2013, by and among, the Company, the Advisor and American Realty Capital Hospitality Operating Partnership, L.P.

“Affiliate” means any Person (other than an Advisor), whose employees, directors or officers are eligible to receive Awards under this Plan. The determination of whether a Person is an Affiliate shall be made by the Board acting in its sole and absolute discretion.

“Applicable Laws” means the requirements relating to the administration of Awards under state corporation laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

“Articles of Incorporation” means the articles of incorporation of the Company, as the same may be amended from time to time.

“Award” means any award of Restricted Shares under this Plan.

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Board setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board or a duly appointed committee of the Board to which the Board has delegated its powers and functions hereunder.

“Company” means American Realty Capital Hospitality Trust, Inc.

“Director” means a person elected or appointed and serving as a member of the Board in accordance with the Articles of Incorporation and the Maryland General Corporation Law.

“Director Shares” has the meaning set forth in Section 6.

“Effective Date” has the meaning set forth in Section 15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means with respect to Shares:

(i)          If the Shares are listed on any established stock exchange or a national market system, their Fair Market Value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal.

(ii)         If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no secondary trading market for the Shares, their Fair Market Value shall be determined in good faith by the Board.

“Grant Date” has the meaning set forth in Section 5.1(c).

“Non-Employee Director” means a person who is a Director of the Company, but who is not also an employee or officer of the Company or the Advisor.

“Participant” means an eligible person who is granted an Award.

“Person” means an individual, a corporation, partnership, trust, association, or any other entity.

“Plan” means this Employee and Director Incentive Restricted Share Plan.

“Restricted Shares” means an Award granted under Section 5.2.

“Retainer” has the meaning set forth in Section 6.3.

“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means shares of common stock of the Company, $0.01 par value per share.

“Termination” means that a Participant has ceased, for any reason and with or without cause, to be an employee or Director of, or a consultant to, the Company, the Advisor or any Affiliate of the Company. However, the term “Termination” shall not include a transfer of a Participant from the Company to the Advisor or any Affiliate of the Company or the Advisor or vice versa, or from any such Affiliate to another, or a leave of absence duly authorized by the Company unless the Board has provided otherwise.

SECTION 2.          ELIGIBLE PERSONS

Every Person who, at or as of the Grant Date, is:

(a)          a full-time employee of the Advisor, the Company or any Affiliate of the Company;

(b)          an officer of the Company, the Advisor or any Affiliate of the Company;

(c)          a Director of the Company;

(d)          a director of the Advisor or any Affiliate of the Company; or

(e)          a Person that the Board designates as eligible for an Award because such Person:

(i)          performs bona fide consulting or advisory services for the Company, the Advisor or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and

(ii)         has a direct and significant effect on the financial development of the Company or any Affiliate of the Company,

shall be eligible to receive Awards hereunder.

Non-Employee Directors are only eligible to receive Awards under Section 6.

SECTION 3.          SHARES SUBJECT TO THIS PLAN

The total number of Shares that may be issued pursuant to Awards shall not exceed 5.0% of the Company’s outstanding Shares on a fully diluted basis at any time and in any event will not exceed 4,000,000 Shares. The number of Shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 5.1. If any Shares awarded under this Plan are forfeited for any reason, the number of forfeited Shares shall again be available for purposes of granting Awards under this Plan.

SECTION 4.          ADMINISTRATION

4.1           Administration. This Plan shall be administered by the Committee.

4.2           Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(a)          to adopt, amend and rescind administrative and interpretive rules and regulations relating to this Plan;

(b)          to determine the eligible Persons to whom, and the time or times at which, Awards shall be granted;

(c)          to determine the number of Shares that shall be the subject of each Award;

(d)          to determine the terms and provisions of each Award (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

(i)          the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;

(ii)         the effect of Termination on an Award;

(iii)        the effect of approved leaves of absence; and

(iv)        to construe the respective Award Agreements and this Plan.

(e)          to make determinations of the Fair Market Value of Shares;

(f)          to waive any provision, condition or limitation set forth in an Award Agreement;

(g)          to delegate its duties under this Plan to such agents as it may appoint from time to time; and

(h)          to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement this Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.2 shall be final and conclusive. Notwithstanding any provision in this Plan to the contrary, Awards will be made to Non-Employee Directors only under Section 6 of this Plan. In addition, except as provided in Section 5.1(b) herein, the Committee may not in any manner exercise discretion under this Plan with respect to any Awards made to Non-Employee Directors.

4.3           Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

SECTION 5.          CERTAIN TERMS AND CONDITIONS OF AWARDS

5.1           All Awards. All Awards shall be subject to the following terms and conditions:

(a)          Changes in Capital Structure. If the number of outstanding Shares is increased by means of a share dividend payable in Shares, a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such dividend, subdivision or reclassification, the number and class of Shares subject to this Plan shall be increased or adjusted, as applicable, in proportion to such increase in outstanding Shares. If the number of outstanding Shares is decreased by means of a reverse share split or other combination or by a reclassification of Shares, then, from and after the record date for such combination or reclassification, the number and class of Shares subject to this Plan shall be decreased or adjusted, as applicable, in proportion to such decrease in outstanding Shares.

(b)          Certain Corporate Transactions. In the event of any change in the capital structure or business of the Company by reason of any recapitalization, reorganization, merger, consolidation, split-up, subdivision, combination, exchange of Shares or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of Shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c)          Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “Grant Date”).

(d)          Vesting. Each Award shall vest, and any restrictions thereunder shall lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the applicable Award Agreement.

(e)          Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee or by will or the laws of descent and distribution.

(f)          Termination from the Company, the Advisor or any Affiliate of the Company or Termination of the Advisory Agreement. The Committee shall establish, in respect of each Award when granted, the effect of a Termination or termination of the Advisory Agreement on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer, the employee or the Advisor).

(g)          Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration which is less than as permitted under Applicable Laws, and in no event, shall such consideration be less than the par value per Share multiplied by the number of Shares to be issued.

(h)          Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee.

5.2           Restricted Shares. Restricted Shares shall be subject to the following terms and conditions:

(a)          Grant. The Committee may grant one or more Awards of Restricted Shares to any Participant. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce restrictions applicable thereto.

(b)          Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

(c)          Dividends. Unless otherwise determined by the Committee, cash dividends with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates, and dividends payable in Shares shall be paid in the form of Restricted Shares having the same terms as the Restricted Shares upon which such dividend is paid. Each Award Agreement for Awards of Restricted Shares shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash dividends paid with respect to any Restricted Shares which are subsequently forfeited.

(d)          Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, when a Participant’s Termination occurs, the Participant shall automatically forfeit all Restricted Shares still subject to restriction.

SECTION 6.          DIRECTOR SHARES

6.1           Automatic Grant. Without further action of the Board or the Committee, Non-Employee Directors shall receive an Award of 1,333 Restricted Shares on each of (i) the date of such Non-Employee Director’s initial election to the Board and (ii) on the date of each annual stockholders’ meeting thereafter and, in each case, notwithstanding Section 5.1(c), each such date will be the Grant Date of such Award.

6.2           Vesting. Notwithstanding the provisions of Section 5.1(d), Awards of Restricted Shares made to Non-Employee Directors shall vest over a five-year period following the first anniversary of the Grant Date in increments of 20% per annum.

6.3           Election. The Company shall pay to each individual who is a Non-Employee Director an annual fee in the amount set from time to time by the Board (the “Retainer”). Each Non-Employee Director shall be entitled to receive his or her Retainer exclusively in cash, exclusively in unrestricted Shares (“Director Shares”) or any portion in cash and Director Shares. Each Non-Employee Director shall be given the opportunity, during the month in which the Non-Employee Director first becomes a Non-Employee Director, and during each December thereafter, to elect among these choices for the balance of the calendar year (in the case of the election made during the month the Non-Employee Director first becomes a Non-Employee Director) and for the ensuing calendar year (in the case of a subsequent election made during any December). If the Non-Employee Director chooses to receive at least some of his or her Retainer in Director Shares, the election shall also indicate the percentage of the Retainer to be paid in Director Shares. If a Non-Employee Director makes no election during his or her first opportunity to make an election, the Non-Employee Director shall be assumed to have elected to receive his or her entire Retainer in cash.

6.4           Issuance. The Company shall make the first issuance of Director Shares to electing Directors on the first business day following the last day of the full calendar quarter following such election. Subsequent issuances of Director Shares shall be made on the first business day of each subsequent calendar quarter and shall be made to all persons who are Non-Employee Directors on that day except any Non-Employee Director whose Retainer is to be paid entirely in cash. The number of Shares issuable to those Non-Employee Directors on the relevant date indicated above shall equal:

(% x R/4)/P, where:

% = the percentage of the Non-Employee Director’s Retainer that the Non-Employee Director elected or is deemed to have elected to receive in the form of Director Shares, expressed as a decimal;

R = the Non-Employee Director’s Retainer for the year during which the issuance occurs; and

P = the Fair Market Value.

Director Shares shall not include any fractional Shares. Fractions shall be rounded to the nearest whole Share (with one-half being rounded upward).

SECTION 7.          SECURITIES LAWS

Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

SECTION 8.          EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company, the Advisor or any Affiliate of the Company to terminate any Participant’s employment or status as a consultant, advisor or Director at any time, nor confer upon any Participant any right to continue in the employ of, or as a Director, consultant or advisor of, the Company, the Advisor or any Affiliate of the Company. Nothing in this Plan shall interfere with the Company’s ability to terminate the Advisory Agreement in accordance with its terms.

SECTION 9.          AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

The Board may at any time amend, suspend or discontinue this Plan, provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, any applicable requirements for stockholder approval. Notwithstanding the above, an amendment, suspension or discontinuation shall not be made if it would impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. The provisions of this Plan relating to Awards for Non-Employee Directors may not be amended more than once each six months. Notwithstanding any provision of the Plan to the contrary, if the Board determines that any Award may be subject to Section 409A of the Code, the Board may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate, without the consent of the Participant, to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code.

SECTION 10.         LIABILITY AND INDEMNIFICATION OF THE BOARD

No person constituting, or member of the group constituting, the Board shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Board against, and each person or member of the group constituting the Board shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.

SECTION 11.         SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

SECTION 12.         SECTION 409A OF THE CODE

Awards granted under the Plan are intended to be exempt from Section 409A of the Code. To the extent that the Plan is not exempt from the requirements of Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

SECTION 13.         WITHHOLDING

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Shares, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. The Board may permit any such statutory withholding obligation with regard to any Participant to be satisfied by reducing the number of Shares otherwise deliverable or by delivering Shares already owned.

SECTION 14.         GOVERNING LAW

This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

SECTION 15.         EFFECTIVE DATE AND PROCEDURAL HISTORY

This Plan was originally approved by the Company’s Board on             , 2013 (the “Effective Date”). It was approved in that form by the holders of the Company’s voting Shares on        , 2013.